June 18, 2004
File:  189/Dec/2003
 xc:  143/June/2004

FILED VIA SEDAR

British Columbia Securities
Ontario Securities Commission
Commission des valeurs
mobilieres du Québec

            Attention:  Statutory Filings

The Toronto Stock Exchange

            Attention:  Listings Department

Dear Sirs:

Re:        Material Change Report

Further to our news release issued on June 16, 2004, enclosed herewith is a copy of the Company's Form 53-901F Material Change Report regarding the implementation of a new Stock Option Plan; and the continuation of the Company’s Shareholder Rights Plan.

In addition, we enclose a copy of the restated Shareholder Rights Plan Agreement, dated June 15, 2004.

We trust you will find the enclosed to be in order.  However, should you require anything further, please do not hesitate to advise the writer.

Yours very truly,

AURIZON MINES LTD.

(Signed)
Julie A. Stokke Kemp
Corporate Secretary

Enclosure(s)

cc/encl:

U.S. Securities & Exchanges Commission

                        (File #0-22672) – Filed Via EDGAR

American Stock Exchange

            Attn:  Michael Fleming

                        DuMoulin Black

                        Attn:  Sargent H. Berner/Mary Collyer (Email)